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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported) June 18, 1997


                           KILROY REALTY CORPORATION

            (Exact name of registrant as specified in its charter)

         MARYLAND                 COMMISSION FILE: 1-12675        95-4598246
(State or other jurisdiction                                   (I.R.S. Employer
 of incorporation or                                         Identification No.)
   organization)

2250 EAST IMPERIAL HIGHWAY
EL SEGUNDO, CALIFORNIA                                              90245
(Address of principal executive offices)                         (Zip code)

      Registrant's telephone number, including area code: (213) 772-1193

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


          On June 18, 1997 the Company acquired one office building and ten industrial buildings in Irvine, California comprised of approximately 227,100 aggregate rentable square feet. The office building is presently 100% occupied at an average annual rental rate of $15.69 per square foot. The quoted market rental rate is $21.00 per square foot for comparable office properties in Irvine. The industrial buildings are presently 74% occupied at an average annual rental rate of $8.95 per square foot. The quoted market rental rate is $12.05 per square foot for industrial properties in Irvine. The properties were purchased from Shidler West Acquisition Company, LLC, an unaffiliated entity, for approximately $20,000,000 in cash and approximately 165,100 units of Kilroy Realty, L.P. ("Units") valued at approximately $4,000,000 based on the closing price of Kilroy Realty Corporation shares on the date of the acquisition. Beginning February 1, 1999 the Units are redeemable for cash or, at the Company's option, exchangeable into shares of the Company's common stock on a one-for-one basis. The total purchase price was based on arms length negotiations. The Company used its secured revolving credit facility to finance the acquisition.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

                  DESCRIPTION
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     (a)  Financial statements of properties acquired.

          It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements for the acquired property will be filed within 60 days.

     (b)  Pro forma financial information.

          It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed within 60 days.

     (c)  Exhibits

EXHIBIT
  NO.
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10.57     Purchase and Sale Agreement, Contribution Agreement and Joint Escrow
          Instructions by and between Shidler West Acquisition Company, LLC, and Kilroy Realty, L.P. dated May 12, 1997

10.58 First Amendment to Purchase and Sale Agreement, Contribution Agreement and Joint Escrow Instructions by and between Shidler West Acquisition Company, LLC, and Kilroy Realty, L.P. dated June 6, 1997

10.59 Second Amendment to Purchase and Sale Agreement, Contribution Agreement and Joint Escrow Instructions by and between Shidler West Acquisition Company, LLC, and Kilroy Realty, L.P. dated June 12, 1997

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

                                           KILROY REALTY CORPORATION

Date:   July 3, 1997                       By  /s/ Ann Marie Whitney
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                                           Name:   Ann Marie Whitney
                                           Title:  Vice President and Controller

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